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                                                                   EXHIBIT 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated November 1, 2000 included in this Form 8-K into Registration Statements previously filed by Exodus Communications, Inc. on, respectively, Form S-3, File No. 333-79059; Form S-3, File No. 333-93505; Form S-3, File No. 333-95935; Form S-3, File No. 333-34408; Form S-3, Amendment No. 1 to File No. 333-34408; Form S-3, File No. 333-36486; Form S-3, File No. 333-40340; Form S-3,
Amendment No. 1 to File No. 333-40340; Form S-4, File No. 333-85583; Form S-4, Amendment No. 1 to File No. 333-85583; Form S-4, Amendment No. 2 to File No. 333-85583; Form S-4, File No. 333-95937; Form S-4, File No. 333-43470; Form S-4,
Amendment No. 1 to File No. 333-43470; Form S-8, File No. 333-48273; Form S-8, File No. 333-72525; Form S-8, File No. 333-83179; Form S-8, File No. 333-85325;
Form S-8, File No. 333-92745; Form S-8, File No. 333-32422; Form S-8, File No. 333-38980; and Form S-8, File No. 333-53706. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



                                         /s/ Arthur Andersen LLP

San Jose, California
January 23, 2001

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